UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

Cantor Fitzgerald Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56043	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 938-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 5.07 of this Current Report of Form 8-K with respect to the amendment of the Second Articles of Amendment and Restatement (the “Charter”) of Cantor Fitzgerald Income Trust, Inc. (the "Company") is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 28, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting:

(1)	The election of five directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

(2)	The approval of the amendment to the Charter to comply with a request from a state securities administrator; and
(3)	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

As of September 25, 2023, the record date, 15,532,721 shares of common stock were outstanding. A summary of the matters voted upon by the stockholders is set forth below:

Proposal 1 – Election of Directors

Directors	For	Withheld	Broker Non- Votes
Howard W. Lutnick	7,873,854	510,847	1,516,979
Paul M. Pion	7,858,391	526,310	1,516,979
Arthur F. Backal	7,871,469	513,232	1,516,979
John M. Matteson	7,873,948	510,753	1,516,979
Dean Palin	7,855,265	529,436	1,516,979

The five nominees were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their respective successors have been duly elected and qualified.

Proposal 2 – Approval of an Amendment to the Charter

For	Against	Abstain	Broker Non-Votes
7,935,498	30,653	418,550	1,516,979

Stockholders approved the proposal to amend a provision of the Charter to comply with a request from a state securities administrator.

On December 29, 2023, the Company caused the amendment to the Charter to be filed with the State Department of Assessments and Taxation of Maryland. As approved and adopted, the amendment to the Charter amends Section 11.3 of the Charter to clarify that the provisions of Section 11.3 extend to affiliates of the Company.

The above description of the amendment to the Charter contained in this Item 5.07 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Articles of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.07.

Proposal 3 – Ratification of the Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Votes
9,484,028	85,055	332,598	0

Stockholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Item 7.01 Regulation FD Disclosure. December 2023 Distribution

As authorized by the board of directors of the Company, on January 4, 2024 the Company declared the following distributions for each class of the Company's common stock as rounded to the nearest four decimal place ($1.55 on an annual basis):

Gross Distribution
Class I Shares	$0.1316
Class D Shares	$0.1316
Class S Shares	$0.1316
Class T Shares	$0.1316
Class IX Shares	$0.1316
Class AX Shares	$0.1316
Class TX Shares	$0.1316

The net distributions for each class of common stock (which represents the gross distributions described above less any distribution fee for the applicable class of common stock as described in the Company’s applicable prospectus) are payable to stockholders of record immediately prior to the close of business on December 31, 2023 and will be paid on or about January 8, 2024. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Some or all of the cash distributions may be paid from sources other than cash flow from operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Third Articles of Amendment to Second Articles of Amendment and Restatement of Cantor Fitzgerald Income Trust, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date:	January 4, 2024	By:	/s/ Christopher A. Milner
Name: Christopher A. Milner Title: President